Exhibit 6.224.2

A[redacted]

NEW MEXICO ASSOCIATION OF REALTORS®
COUNTEROFFER NO. 1 – 2020

This Counteroffer is made a part of the ☑Residential ☐Commercial ☐Vacant Land ☐Farm and Ranch Purchase Agreement dated December 7 2022 between [redacted] ("Buyer") and [redacted]

519 Risa Spring Dr. SW — Albuquerque — 87121
Address — City — Zip Code

SUBD: Amended Plat for Desert Pinesubdivision LT 13 BLK 1 Second Amended Plat for Desert Pine Subdi
Legal Description

or see metes and bounds description attached as Exhibit ______, Bernalillo County, New Mexico; the above-described Purchase Agreement is hereinafter referred to as "Purchase Agreement".

I. INCORPORATED COUNTEROFFERS. Counteroffers that are NOT expressly referenced below are NOT incorporated into the Purchase Agreement. **Counteroffers 1 are incorporated by reference into the Purchase Agreement, except as expressly modified by this Counteroffer.**

II. CHANGES TO TERMS OF PURCHASE AGREEMENT. The terms of the Purchase Agreement are changed as follows:

Purchase price $230,000.00
Closing day 21 days from day of acceptance

No lender pre-paids required per page 6 (15)
NO Manufacture home cost required per page 7 section 15
Seller will not pay for appraisal
NO HOA transferred fees required, home is not on an HOA

Fridge does not convey sellers are willing to leave washer and dryer behind.

[redacted]

FORMS

[redacted]

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS®
COUNTEROFFER NO. 1 – 2020

EQUAL HOUSING OPPORTUNITY

III. UNCHANGED TERMS REMAIN THE SAME. All other terms and conditions of the Purchase Agreement not otherwise modified by this Counteroffer remain unchanged.

IV. EXPIRATION DATE/DELIVERY. This Counteroffer will expire unless acceptance is delivered in writing to ☐ Buyer or Buyer's Broker or ☑ Seller or Seller's Broker on or before 12/07/2022 at 10:00 ☐ a.m. ☑ p.m. Mountain Standard Time.

V. WITHDRAW. Unless acceptance is delivered in accordance with Section IV, this Counteroffer may be withdrawn at any time prior to the Expiration Date.

If rejecting or making a subsequent Counteroffer, party receiving this Counteroffer SHOULD NOT sign this Counteroffer; but should initial below, which indicates this Counteroffer was seen/reviewed.

RECEIVING PARTY

☐ **REJECTS & SUBMITS** Counteroffer __________ (NMAR Form 5102). **INITIALS:** __________ __________

☐ **REJECTS this Counteroffer. INITIALS:** __________ __________

BUYER AND/OR SELLER'S SIGNATURE BELOW INDICATES BUYER AND/OR SELLER'S ACCEPTANCE OF THIS COUNTEROFFER.

[redacted] __________ Time

Buyer Signature Date Time

[redacted] 8:04 PM [redacted]

Date [redacted]